UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)

November 10, 2008

CLST Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-22972	75-2479727
(State or Other Jurisdiction	(Commission File Number)	(I.R.S. Employer
of Incorporation)		Identification No.)

17304 Preston Road, Suite 420

Dallas, Texas, 75252

 (Address of principal executive offices including Zip Code)

(972) 267-0500

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.              Entry into a Material Definitive Agreement.

On November 10, 2008, we, through CLST Asset I, LLC, a wholly owned subsidiary of CLST Financo, Inc. (“Financo”), which is one of our direct, wholly owned subsidiaries, entered into a purchase agreement  to acquire all of the outstanding equity interests of FCC Investment Trust I (the “Trust”) from a third party for approximately $41.0 million (the “Purchase Agreement”).  Our board of directors unanimously approved the transaction.  Our acquisition of the Trust was financed by approximately $6.1 million of cash on hand and by a non-recourse, term loan of approximately $34.9 million by an affiliate of the seller of the Trust, pursuant to the terms and conditions set forth in the credit agreement, dated November 10, 2008, among the Trust, the lender, FCC Finance, LLC, as the initial servicer, the backup servicer, and the collateral custodian (the “Credit Agreement”).

Financo has historically conducted our financing business, including ownership of receivables generated by our businesses and providing internal financing to our other operating subsidiaries.  Substantially all of the assets of the Trust consist of a portfolio of home improvement consumer receivables , some of which are collateralized or otherwise secured by interests in real estate.  We have purchased the Trust and are engaging in the business of holding and collecting the receivables with the intention of generating a higher rate of return on our assets than we currently receive on our cash and cash equivalent balances.  At the same time, we will continue to review the relative benefits to our stockholders of continuing to wind down our businesses pursuant to our plan of liquidation and dissolution or continuing to do business in one or more of our historic lines of business or related businesses or in a new line of business.  Although we have purchased the Trust and are now engaged in the business of holding and collecting consumer accounts receivable, we have not abandoned our plan of liquidation and dissolution.  We believe that should we decide that continuing with the plan of liquidation and dissolution is in the best interest of our stockholders, we will be able to dispose of the Trust on favorable terms prior to the time that we would be in a position to make a final distribution to stockholders and terminate our corporate existence.

The cut-off date for the receivables acquired was October 31, 2008, with all collections subsequent to that date inuring to our benefit.  As of October 31, 2008, the portfolio consisted of approximately 6,000 accounts with an aggregate outstanding balance of approximately $41.5 million and an average outstanding balance per account of approximately $6,900.  As of October 31, 2008, the weighted average interest rate of the portfolio was 14.4%.  We have the right to require the seller to repurchase any accounts, for the original purchase price applicable to such account, that do not satisfy certain specified eligibility requirements set out in the Purchase Agreement.

The Credit Agreement provides for a non-recourse, term loan of approximately $34.9 million, maturing on November 10, 2013. The term loan bears interest at an annual rate of 5.0% over the LIBOR Rate (as defined in the Credit Agreement).  The obligations under the Credit Agreement are secured by a first priority security interest in substantially all of the assets of the Trust, including portfolio collections.

The Credit Agreement provides the material terms and conditions for the services to be performed by the servicer.  In return, the Trust pays the servicer a monthly servicing fee equal to 1.5% of the then aggregate outstanding principal balance of the receivables.

Portfolio collections are distributed on a monthly basis.  Absent an event of default, after payment of the servicing fee and other fees and expenses due under the Credit Agreement and the required principal and interest payments to the lender under the Credit Agreement, all remaining amounts from portfolio collections are paid to the Trust and are available for distribution to CLST Asset I, LLC and subsequently to Financo.

Principal payments on the term loan are due monthly to the extent that the aggregate principal amount of the term loan outstanding exceeds the sum of (a) the sum for each outstanding receivable of the product of (1) 85%, (2) the then-current aggregate unpaid principal balance of such receivable and (3) a percentage specified in the Credit Agreement based upon the aging of such receivable, and (b) amounts on deposit in the collection account for the receivables net of any accrued and unpaid interest on the loan and fees due to the servicer, the backup servicer, the collateral custodian and the owner trustee (the “Maximum Advance Amount”).  Principal payments are also due within 5 business days of any time that the aggregate principal amount of the term loan outstanding exceeds the Maximum Advance Amount.  The remaining outstanding principal amount of the loan plus all accrued interest, fees and expenses are due on the maturity date.  Interest payments on the term loan are due monthly.

The Credit Agreement contains customary covenants for facilities of its type, including among other things covenants that restrict the Trust’s ability to incur indebtedness, grant liens, dispose of property, pay dividends, make certain acquisitions or to take actions that would negatively affect the Trust’s special purpose vehicle status.  Generally, these covenants do not impact the activities that may be undertaken by CLST Holdings Inc.  The Credit Agreement contains various events of default, including failure to pay principal and interest when due, breach of covenants, materially incorrect representations, default under certain other agreements of the Trust, bankruptcy or insolvency of the Trust, the occurrence of an event which causes a material adverse effect on the Trust, the occurrence of certain defaults by the servicer, entry of certain material judgments against the Trust, and the occurrence of a change of control or certain material events and the issuance of a qualified audit opinion with respect to the Trust’s financials.  In addition, an event of default occurs if the three-month rolling average delinquent accounts rate exceeds 10.0% or the three-month rolling average annualized default rate exceeds 7.0%.  If an event of default occurs, all of the Trust’s obligations under the Credit Agreement could be accelerated by the lender, causing the entire remaining outstanding principal balance plus accrued and unpaid interest and fees to be declared immediately due and payable.

The foregoing description of the Purchase Agreement and the Credit Agreement is not complete and is qualified in its entirety by reference to the full text of the Purchase Agreement and the Credit Agreement.  The Purchase Agreement and Credit Agreement are attached to this Current Report on Form 8-K as Exhibits 10.1 and 10.2, respectively, and are incorporated herein by reference.

Item 2.01.                                          Completion of Acquisition or Disposition of Assets.

See the information set forth under Item 1.01 of this Current Report on Form 8-K, all of which is incorporated by reference into this Item 2.01.

Item 2.03.                                          Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a  Registrant.

See the information set forth under Item 1.01 of this Current Report on Form 8-K, all of which is incorporated by reference into this Item 2.03.

Item 9.01.              Financial Statements and Exhibits.

(a) Financial statements of businesses acquired.

(1)          Financial Statements of the Trust

All required financial statements of the Trust will be filed by amendment to this Current Report on Form 8-K no later than 71 days after the date this initial Current Report on Form 8-K must be filed.

(2)          Pro Forma Financial Information

All required pro forma financial information of CLST Holdings, Inc., taking into account the acquisition of the Trust, will be filed by amendment to this Current Report on Form 8-K no later than 71 days after the date this initial Current Report on Form 8-K must be filed.

(d) Exhibits

*10.1	Purchase Agreement, dated November 10, 2008.

*10.2	Credit Agreement, dated November 10, 2008.

*                  Portions of these exhibits have been omitted pursuant to a request for confidential treatment filed with the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CLST HOLDINGS, INC.

Dated: November 17, 2008	By:	/s/ ROBERT A. KAISER
Robert A. Kaiser
President, Chief Financial Officer,
Treasurer and Assistant Secretary